Exhibit 10.4

THIS STOCK APPRECIATION RIGHT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES, OR “BLUE SKY,” LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THIS STOCK APPRECIATION RIGHT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND NEITHER THIS STOCK APPRECIATION RIGHT NOR ANY INTEREST HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SECURITY BANK CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT.

THIS STOCK APPRECIATION RIGHT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS SPECIFIED IN SECTION 3.3 HEREOF.

STOCK APPRECIATION RIGHT

OF

SECURITY BANK CORPORATION

DATE OF INITIAL ISSUANCE: April     , 2008

THIS CERTIFIES THAT, for value received, Security Bank Corporation (the “Company”) hereby grants                      stock appreciation rights (as such number of may be adjusted in accordance with Section 2 hereof, individually, a “SAR” and collectively, the “SARs”) to                              (the “Holder”), which entitles the Holder to receive a cash payment from the Company, in whole or in part and subject to the exercise and other provisions hereof, at any time and from time to time prior to the tenth anniversary of the issuance of this SAR, in an amount equal to the aggregate dollar value of appreciation (“Appreciation”) in the Fair Market Value (as defined in Section 1.3 below) of the Company’s common stock, $1.00 par value per share (the “Common Stock”) represented by such SAR. The Appreciation shall be computed by multiplying (A) the excess, if any, of (i) the Fair Market Value (as defined in Section 1.3 below) of a share of Common Stock on the Exercise Date (as defined in Section 1.3 below), over (ii) the exercise price per SAR of $6.58 (subject to adjustment as provided in Section 2 hereof, the “Exercise Price”), times (B) the number of SARs exercised as indicated on the Notice of Exercise (as defined below). This SAR shall expire at 5:00 P.M. Eastern Time on the tenth anniversary of the issuance of this SAR (the “Expiration Time”). The SARs are granted in connection with and pursuant to, and is entitled to the benefits of, the Subordinated Note and Securities Purchase Agreement, dated as of April     , 2008, by and among the Company, Security Interim Holding Corporation, a wholly owned subsidiary of the Company (“SIHC”), and the investors named therein (the “Purchase Agreement”).

SECTION 1. EXERCISE AND EXCHANGE OF SARs.

1.1. Vesting. The Holder’s rights under this SAR are fully vested as of the date hereof.

1.2. Exercisability. The SARs are exercisable, in whole or in part, beginning as of the date which is 270 calendar days from the date this SAR was initially issued and until the Expiration Time; provided, however, that notwithstanding the foregoing, the SARs shall be exercisable, in whole or in part, upon the occurrence of a Change in Control (as defined in Section 2.4 below).

1.3. Procedure for Exercise of SARs. The Holder may exercise the SARs in whole or in part by delivering to the Company at any time prior to the Expiration Time: (i) a completed and signed Notice of Exercise, as attached hereto as Schedule A (including the Substitute Form W-9, which forms a part thereof, the “Notice of Exercise”); and (ii) this SAR to the following address:

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31208

Attention: Corporate Secretary

The Company shall cause to be paid and delivered to the Holder within five business days of the Exercise Date (as defined below) (the “Payment Date”), the dollar value in cash, in immediately available funds (subject to any required withholdings) (the “Cash Payment”), of the Appreciation that relates to the number of SARs specified in the Notice of Exercise. The date on which the Notice of Exercise is received by the Company shall be referred to as the “Exercise Date.”

In the event that the Holder exercises the SARs, in whole or in part, pursuant to this Section 1.3 and the Company fails to deliver the full amount of the Cash Payment due for the SARs so exercised by the Payment Date, then any amount of the Cash Payment due pursuant to such exercise that is unpaid after such Payment Date shall bear interest at a rate of 15% per annum, compounded daily.

If the SARs shall have been exercised only in part, then the Company shall, at the time of delivery of the Cash Payment, also deliver to the Holder a new SAR instrument evidencing the remaining outstanding unexercised balance of SARs. The Company shall pay all expenses and other charges payable in connection with the preparation, execution and delivery of such new SAR instrument.

The term “Fair Market Value” of a share of Common Stock shall mean the fair market value of a share which shall be, at any time such security is listed or traded on any securities exchange or quoted in an over-the-counter market, (i) the average of the closing prices of sales of Common Stock on all securities exchanges, automated quotation systems or markets on which the Common Stock may at the time be listed or traded, or, if there have been no sales reported on any day, the average of the highest bid and lowest asked prices on all such exchanges, systems or markets at the end of such day, or (ii) if on any day such security is not so listed and is instead quoted in the over-the-counter market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each of (i) and (ii) of this paragraph, averaged over a period of the 20 consecutive trading days prior to the day as of which the Fair Market Value is being determined, or in the case of a Reorganization (as defined in Section 2.4 below), averaged over a period of the 20 consecutive trading days prior to the date such Reorganization closes.

1.4 Exchange of SARs. Upon receipt of the shareholder approval contemplated in Section 1.5 hereof, the SARs shall be exchanged for one or more warrants to purchase shares of non-voting Common Stock of the Company (the “Non-Voting Warrant Shares”) upon the exercise thereof (the “Non-Voting Warrants”). Each SAR is exchangeable for one Non-Voting Warrant and each Non-Voting Warrant is exercisable for one Non-Voting Warrant Share. Following Company shareholder approval of the exchange, the Holder shall exchange the SARs for Non-Voting Warrants by delivering to the Company the SARs being exchanged for such Non-Voting Warrants. In exchange therefor, the Company shall issue and deliver Non-Voting Warrants, in the form as set forth as Exhibit E to the Purchase Agreement, to the Holder in consideration for the SARs so exchanged.

1.5 Shareholder Approval. Prior to the exchange of the SARs for Non-Voting Warrants, the Company shall have received shareholder approval to amend its articles of incorporation, which amendment shall be in the form as set forth as Exhibit F to the Purchase Agreement, to authorize a sufficient number of shares of non-voting Common Stock to be issued in connection with the issuance of Non-Voting Warrant Shares upon the exercise of the Non-Voting Warrants in full.

SECTION 2. ADJUSTMENTS

2.1. SAR and Exercise Price Adjustments.

(a) If at any time the Company shall:

(i) establish a record date for the determination of holders of record of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (I) immediately after the occurrence of any such event, the number of SARs hereunder shall be proportionately adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock would be entitled to receive after such event, and (II) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the number of SARs that were exercisable immediately prior to the adjustment, divided by (y) the number of SARs that are exercisable immediately after such adjustment.

(b) For a period of 18 months following the date this SAR was originally issued, in the event that the Company sells or issues shares of Common Stock at a price less than the Exercise Price in effect immediately prior to such sale or issuance, or the Company fixes a record date for the issuance to holders of its Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the Exercise Price in effect immediately prior to such record date, then the Exercise Price shall be reduced immediately thereafter so that it shall equal the price at which such shares of Common Stock are sold or issued or the exercise price established for rights, options, warrants or convertible or exchangeable securities that entitle such holders to subscribe for or purchase shares of Common Stock, as applicable; provided, however, that the Exercise Price shall not be adjusted as a result of grants pursuant to any existing employee benefit option or stock plan maintained by the Company for the benefit of the Company’s and its subsidiaries’ employees, including its Employee Stock Purchase Plan.

(c) In addition to any other adjustments to the Exercise Price provided for herein, for each calendar quarter for which interest payments due and payable on the Subordinated Notes are either (i) not paid when and as required by Section 1.2(A) of the Purchase Agreement or (ii) deferred by SIHC pursuant to Section 1.2(E) of the Purchase Agreement, then in each case such Exercise Price per SAR shall be reduced by $0.075.

2.2. Adjustment Procedures. The following provisions shall be applicable to adjustments to be made pursuant to Section 2.1 hereof:

(a) When Adjustments to be Made. The adjustments required by this Section 2 shall be made whenever and as often as any event requiring an adjustment shall occur. For the purpose of any such adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Interests. In computing adjustments under this Section 2, fractional interests in the Common Stock shall be taken into account to the nearest 1/10th of a share of Common Stock and the adjusted number of SARs that are exercisable shall include such fractional interest.

(c) When Adjustment Not Required. If the Company shall establish a record date for the determination of the holders of record of the Common Stock for the purpose of entitling such holders to receive a dividend payable in Common Stock and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, then no adjustment shall be required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.

2.3. Reorganization, Reclassification, Merger, Consolidation or Share Exchange.

(a) If the Company at any time reorganizes or reclassifies its outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidates with, merges into, or effects a share exchange with, another corporation or entity (where the Company is not the continuing corporation after such merger, consolidation or other transaction), sells, transfers or leases all or substantially all of the assets of the Company, whether in one transaction or a series of transactions or is engaged in a Change in Control (as defined in Section 2.3(c) below) (each of the foregoing a “Corporate Change”), then if the consideration paid to or received by the holders of Common Stock as a result of the Corporate Change is (i) cash (the “Cash Consideration”), the Holder shall thereafter be entitled to receive upon exercise of the SAR, in whole or in part, a Cash Payment determined by multiplying (A) the excess, if any, of (x) the amount of Cash Consideration paid on each share of Common Stock, over (y) the Exercise Price, times (B) the number of SARs exercised as indicated on the Notice of Exercise, (ii) shares of capital stock (the “Stock Consideration”), the Holder shall thereafter be entitled to receive upon exercise of the SAR, in whole or in part, a Cash Payment determined by multiplying (A) the excess, if any, of (x) the amount of Stock Value (as defined below in Section 2.3(b) below) of the Stock Consideration paid on each share of Common Stock, over (y) the Exercise Price, times (B) the number of SARs exercised as indicated on the Notice of Exercise, or (iii) a combination of Cash Consideration and Stock Consideration, the Holder shall thereafter be entitled to receive upon exercise of the SAR, in whole or in part, a Cash Payment determined by multiplying (A) the excess, if any, of (x) the sum of the Cash Consideration and the amount of Stock Value of the Stock Consideration paid on each share of Common Stock, over (y) the Exercise Price, times (B) the number of SARs exercised as indicated on the Notice of Exercise.

(b) For purposes of Section 2.3(a), the term “Stock Value” shall mean, at any time such security is listed or traded on any securities exchange or quoted in an over-the-counter market, (i) the average of the closing prices of sales of such stock on all securities exchanges, automated quotation systems or markets on which the stock may at the time be listed or traded, or, if there have been no sales reported on such day, the average of the highest bid and lowest asked prices on all such exchanges, systems or markets at the end of such day, or (ii) if on any day such security is not so listed and is instead quoted in the over-the-counter market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each of (i) and (ii) of this paragraph, either the day of the closing of such Corporate Change or such applicable date as determined in conjunction with the Corporate Change. If such security is neither listed nor traded on any securities exchange or quoted in the over-the-counter market, the Stock Value shall be the price of such security determined by the Company’s Board of Directors in good faith.

(c) For purposes of this SAR, a “Change in Control” shall be deemed to have occurred if (i) one or more of the Company’s subsidiary banks are involved in a merger, consolidation, statutory share exchange, spin off, or split off or is a party to a sale of all or substantially all of its assets in a single transaction or series of transactions in which 25% or more of the consolidated assets of the Company’s subsidiary banks, calculated as of the most recent month end, are no longer owned or controlled by the Company or SIHC (individually and collectively, a “Reorganization”); (ii) the Company or SIHC is party to a Reorganization as a result of which the Company no longer owns 100% of SIHC’s capital stock of all classes and series (including, for the purposes of this provision, all securities or instruments exercisable, convertible or exchangeable for such capital stock); or (iii) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or persons acting together or in concert (including any “group”), shall become the beneficial owner (as defined in Rule 13(d) under the Exchange Act), individually or collectively, of securities of the Company or SIHC, or of one or more of the Company’s subsidiary banks that constitute, at any month end, 25% or more of the Company’s consolidated assets, or of securities or instruments exercisable, convertible or exchangeable for such securities, representing 25% or more of the voting power of either any individual class of securities or of any classes which vote together with the Company’s or SIHC’s, or of one or more of the Company’s subsidiary banks that constitute, at any month end, 25% or more of the Company’s consolidated assets, then outstanding securities.

(d) Notwithstanding anything herein to the contrary, the Company will not effect, and will not permit its subsidiaries to effect, any Corporate Change unless prior to the consummation thereof, the person, corporation or other entity that may be required to deliver any cash upon the exercise of the SARs hereunder shall agree by an instrument in writing to be bound by this SAR and to deliver such cash to the Holder.

2.4. Fundamental Transaction Adjustment.

(a) In the event that either the Company or SIHC (i) consolidates with, merges into or effects a share exchange with, another corporation or entity (where the Company or SIHC, as applicable, is not the continuing corporation after such consolidation, merger or other transaction, except where SIHC is consolidated with or merged into the Company and the Company is the surviving corporation), or (ii) sells, transfers or leases all or substantially all of its assets, whether in one transaction or a series of transactions (each event in (i) and (ii) being a “Fundamental Transaction”), then the Exercise Price shall be adjusted such that it equals the lesser of:

(i)	X = Y - [.1(A/B)]

Where X =	the Exercise Price following the occurrence of the Fundamental Transaction.

Y =	the Exercise Price in effect immediately prior to the occurrence of the Fundamental Transaction.

A =	the outstanding principal balance of the Subordinated Notes immediately prior to the occurrence of the Fundamental Transaction.

B =	the aggregate number of SARs outstanding.

and

(ii)	X = W/Z - [.1(A/B)]

Where X =	the Exercise Price following the occurrence of the Fundamental Transaction.

W =	the Aggregate Transaction Consideration (as defined below).

Z =	the number of outstanding shares of Common Stock immediately prior to the occurrence of the Fundamental Transaction.

A =	the outstanding principal balance of the Subordinated Notes immediately prior to the occurrence of the Fundamental Transaction.

B =	the aggregate number of SARs outstanding.

Set forth on Schedule B hereto are hypothetical examples of how the Exercise Price would be calculated using the formulae above based on the assumptions contained in the hypothetical examples.

(b) For purposes of this Agreement, the term “Aggregate Transaction Consideration” shall mean the aggregate amount of cash, the fair market value (as defined below) of all securities on the date of the closing of a Fundamental Transaction and all other property paid or payable, directly or indirectly, to the Company and its securityholders in connection with a Fundamental Transaction (including, but not limited to (i) amounts paid to holders of any warrants or convertible securities of the Company and to holders of any warrants, options or stock appreciation rights issued by the Company, whether or not vested, and (ii) the amount of any debt assumed, directly or indirectly, or repaid in connection with the Fundamental Transaction, if such Fundamental Transaction involves the purchase or sale of assets). For purposes of this Section 2.4(b), the term “fair market value” shall mean (x) at any time the security is listed or traded on any securities exchange or quoted in an over-the-counter market, (A) the average of the closing prices of sales of such securities on all securities exchanges, automated quotation systems or markets on which the securities may at the time be listed or traded, or, if there have been no sales reported on any day, the average of the highest bid and lowest asked prices on all such exchanges, systems or markets at the end of such day, or (B) if on any day such security is not so listed and is instead quoted in the over-the-counter market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each of (A) and (B) of this paragraph, averaged over a period of the 20 consecutive trading days prior to the date such Fundamental Transaction closes, and (y) in all other cases, the board of directors of the Company in its reasonable good faith judgment shall determine the fair market value of the securities; provided, however, that if a majority of the Holders advises such board of directors in writing that such Holders disagree with such determination, then the Holders shall promptly select three independent, nationally recognized investment banking firms and the board of directors shall select one such firm to determine fair market value. If the fair market value as determined by such investment banking firm is more than ten percent (10%) greater than that determined by the board of directors, then all fees and expenses of such investment banking firm shall be paid by the Company, and in all other circumstances, such fees and expenses shall be paid by Holder.

(c) Notwithstanding anything herein to the contrary, under no circumstances will the Company be deemed to have undergone more than one Fundamental Transaction during the term of this SAR, nor will the Exercise Price be adjusted pursuant to Section 2.4(a) hereof more than one time in connection with a Fundamental Transaction.

2.5. Covenants. The Company covenants and agrees as follows:

(a) This SAR has been duly authorized and validly issued, is not subject to assessment and has not been issued in violation of any preemptive rights.

(b) The Company shall not effect any action, including closing its books against the transfer of this SAR in any manner, that interferes with the timely exercise of this SAR in accordance with the express terms hereof and the Purchase Agreement.

SECTION 3. OWNERSHIP AND TRANSFER.

3.1. Ownership. The Company may deem and treat the person in whose name this SAR is registered as the sole Holder and the sole owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this SAR to the Company for registration of transfer in accordance with its terms.

3.2. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this SAR, and of indemnity and/or security reasonably satisfactory to it, or upon surrender of this SAR if mutilated, the Company will make and deliver a new SAR of like tenor, in lieu of this SAR. This SAR shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of a SAR, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this SAR.

3.3. Restrictions on Transfer.

(a) For a period of one year following the date this SAR was originally issued, the Holder shall not sell, transfer, assign, convey, distribute, pledge, hypothecate or otherwise dispose of this SAR.

(b) The Holder understands, acknowledges and agrees that (i) the SARs are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be, except as set forth in paragraph (c) below, sold, offered for sale, pledged, hypothecated, transferred, assigned or otherwise disposed of unless (A) subsequently registered thereunder, or (B) pursuant to an exemption from such registration, and (ii) any sale of the SARs made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the SARs may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities Exchange Commission thereunder.

(c) Notwithstanding paragraphs (a) and (b) above, the Holder may sell, assign, transfer, convey, distribute and deliver the SARs to one or more Permitted Transferees (as defined below), so long as such Permitted Transferees agree in writing to be bound by the terms and provisions of this SAR.

(i) For purposes of the foregoing, “Permitted Transferee” shall mean with respect to a Person, its Affiliates, partners, retired partners, managers, retired managers, members, retired members and shareholders and the immediate family members of any such partners, managers, members and shareholders.

(ii) For purposes of the foregoing, the “Affiliate” of a Person means any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person or any of its subsidiaries. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to a natural person, such natural person’s Affiliates shall also include such natural person’s spouse, and their siblings, parents and lineal descendants.

(iii) For purposes of the foregoing, the term “Person” shall mean any individual, partnership, corporation, limited liability company, trust or other entity of any kind, whether domestic or foreign.

(d) Any attempted sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition of this SAR contrary to this provisions hereof, and the levy of any execution, attachment or similar process upon the SARs shall be void ab initio.

(e) Subject to the provisions of this Section 3.3, this SAR is transferable, in whole or in part, when the Holder shall surrender this SAR with a properly executed assignment to the Company at its principal office (or any other such office or agency as identified by the Company) whereupon the Company will forthwith issue and deliver, upon the order of the Holder, a new SAR, registered as the Holder may request, representing the right to purchase the number of SARs being transferred by the Holder and, if less than the total number of SARs then underlying this SAR is being transferred, a new SAR to the Holder representing the right to receive a cash payment from the Company pursuant to the number of SARs not being transferred.

SECTION 4. MISCELLANEOUS.

4.1 No Rights as Shareholder; Limitation of Liability. This SAR shall not entitle the Holder to any of the rights of a shareholder of the Company or be construed as giving the Holder any interest in the Company other than as provided pursuant to this SAR. No Holder shall have liability or obligation as a shareholder as a result of holding this SAR.

4.2 Holder Entitled to Benefits of Other Agreements. This SAR has been issued pursuant to the Purchase Agreement and the related Transaction Documents (as defined in the Purchase Agreement), that are included as exhibits thereto. The Holder of this SAR is entitled to the benefits of the Purchase Agreement and the Transaction Documents.

4.3 No Dilution or Impairment. The Company will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this SAR, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of this SAR against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may pay the applicable Cash Payment upon the exercise of the SARs, and (b) will take no action to amend its articles of incorporation or bylaws that would materially and adversely affect the rights of the Holder under this SAR.

4.4 Amendment and Waiver. This SAR may only be modified or amended and any provision hereof only may be waived by a writing executed by the Company and upon the written consent of the holders holding a majority of the SARs issued pursuant to the Purchase Agreement based on the number of SARs covered by such SARs.

4.5 Successors and Assigns. This SAR shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereunder, and no other parties shall have any rights hereunder.

4.6 Governing Law. This SAR shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of law principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). Any action or proceeding with respect to this SAR shall be brought exclusively in any state or federal court in New York City, New York. The parties waive any right to a jury trial.

4.7 Entire Agreement. This SAR, the Purchase Agreement and the Transaction Documents, and any other documents and instruments referred to herein or therein, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

SECURITY BANK CORPORATION

By:
Name:	H. Averett Walker
Title:	President and Chief Executive Officer

THE HOLDER

Name:
Title:

SCHEDULE A

NOTICE OF EXERCISE

OF STOCK APPRECIATION RIGHT

OF

SECURITY BANK CORPORATION

To: Security Bank Corporation

(1) The undersigned, the registered owner of this SAR, hereby irrevocably elects to exercise the rights represented thereby for, as set forth in Section 1.3 thereunder,                      SARs.

(2) The undersigned requests that if such SARs shall not be all of the SARs exercisable hereunder, that a new SAR of like tenor for the balance of the SARs exercisable hereunder be delivered to the undersigned.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Stock Appreciation Right of Security Bank Corporation.

Dated:

NAME OF HOLDER

By:
Name:
Title:

A-1

SUBSTITUTE FORM W-9

Under the penalties of perjury, I certify that:

(1) The Social Security Number or Taxpayer Identification Number given below is correct; and

(2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

Important Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated. For additional instructions, please refer to the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Signature1:

Date:

THIS NOTICE OF EXERCISE SHALL NOT BE GIVEN EFFECT

BY THE COMPANY UNLESS THE HOLDER OF THE UNDERLYING

SAR INSTRUMENT HAS PROPERLY COMPLETED AND SIGNED BOTH THE

NOTICE OF EXERCISE FORM AND THE SUBSTITUE FORM W-9.

[1]

If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such. In case of joint tenants, each person must sign.

Form W-9

SCHEDULE B

Section 2.4(a)(i)

By way of example, the numbers below set forth a hypothetical calculation of the Exercise Price to be received by the Holder upon the occurrence of a Fundamental Transaction assuming the following values:

•	the Exercise Price of the SAR immediately prior to the Fundamental Transaction is $6.58.

•	the outstanding principal balance of the Subordinated Notes is $40,000,000.

•	the number of SARs outstanding is 3,800,000.

Exercise Price upon such Fundamental
Transaction will be:	=	$6.58 – [.1 (40,000,000 ÷ 3,800,000)]
	=	$6.58 – [.1 (10.526)]
	=	$6.58 – 1.053
	=	$5.53 (rounded to the nearest penny)

Section 2.4(a)(ii)

By way of example, the numbers below set forth a hypothetical calculation of the Exercise Price to be received by the Holder upon the occurrence of a Fundamental Transaction assuming the following values:

•	the Aggregate Transaction Consideration received upon consummation of the Fundamental Transaction is $100,000,000.

•	the number of outstanding shares of Common Stock is 19,000,000.

•	the outstanding principal balance of the Subordinated Notes is $41,000,000.

•	the number of SARs outstanding is 3,800,000.

Exercise Price upon such Fundamental
Transaction will be:	=	100,000,000 ÷ 19,000,000 – [.1 (41,000,000 ÷ 3,800,000)]
	=	$5.263 – .1 (10.789)
	=	$5.263 – 1.079
	=	$4.18 (rounded to the nearest penny)

B-1